EXHIBIT 10.2
Second Amendment
to
Amended and Restated Second Lien Term Loan Agreement
among
Petrohawk Energy Corporation,
as the Borrower,
BNP Paribas,
as Administrative Agent,
and
The Lenders Party Hereto
Effective as of January 27, 2006

Second Amendment to
Amended and Restated Second Lien Term Loan Agreement
     This Second Amendment to Amended and Restated Second Lien Term Loan Agreement (this “Second Amendment”) executed effective as of the 27th of January, 2006 (the “Second Amendment Effective Date”) is among Petrohawk Energy Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Guarantors signatory hereto (the “Guarantors”); each of the Lenders from time to time party hereto; and BNP Paribas (in its individual capacity, “BNP Paribas”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
Recitals
     A. The Borrower, the Administrative Agent and Lenders named and defined therein as lenders and agents, are parties to that certain Amended and Restated Second Lien Term Loan Agreement dated as of July 28, 2005, pursuant to which such lenders and agents provided certain loans and extensions of credit to the Borrower (such agreement, as amended by that certain First Amendment to Amended and Restated Second Lien Term Loan Agreement dated as of November 16, 2005 and as renewed, extended, amended or restated from time to time, the “Credit Agreement”).
     B. The Administrative Agent has requested, and the Borrower, the Administrative Agent and Lenders have agreed to amend certain provisions of the Credit Agreement.
     C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all section references in this Second Amendment refer to sections in the Credit Agreement.
     Section 2. Amendments to Credit Agreement.
     2.1 Certain Defined Terms. Section 1.02 is hereby amended by amending or adding the following defined terms:
     (a) Asset Purchase Agreement. The definition of “Asset Purchase Agreement” is hereby added where alphabetically appropriate, which definition reads in its entirety as follows:
“ ‘Asset Purchase Agreement’ means that certain Asset Purchase Agreement dated as of December 14, 2005 among Redley Company, Burris Run Company, Red Clay Minerals, as sellers, and Borrower, as purchaser as amended by that certain First Amendment to Asset Purchase Agreement dated as of December 14, 2005 among Redley Company, Burris Run Company, Red Clay Minerals, as sellers, and Borrower, as purchaser.”
     (b) Acquisition Properties. The definition of “Acquisition Properties” is hereby added where alphabetically appropriate, which definition reads in its entirety as follows:
“ ‘Acquisition Properties’ means the Oil and Gas Properties acquired by Borrower or its Subsidiaries pursuant to the Asset Purchase Agreement.”
(c) Existing Lender. The definition of “Existing Lender” is hereby added where alphabetically appropriate, which definition reads in its entirety as follows:
     “ ‘Existing Lender’ means a Lender having an outstanding Loan under the Credit Agreement prior to the Second Amendment Effective Date.”
     (d) Second Amendment. The definitions of “Second Amendment” and “Second Amendment Effective Date” are hereby added where alphabetically appropriate, which definitions read in their entirety as follows:
“ ‘Second Amendment’ means that certain Second Amendment to Amended and Restated Second Lien Term Loan Agreement dated as of January 27, 2006 among the Borrower, the Guarantors, the Administrative Agent and the Lenders.
‘Second Amendment Effective Date’ means the date on which the conditions specified in Section 5 of the Second Amendment are satisfied (or waived in accordance with Section 12.02).”
     (e) Guarantors. The definition of “Guarantors” is hereby amended and restated in its entirety to read as follows:
“ ‘Guarantors’ means, collectively:
     (a) as of the Effective Date, each of the following:
•	Petrohawk Operating Company, a Texas corporation;

•	P-H Energy, LLC, a Texas limited liability company;

•	Petrohawk Holdings, LLC, a Delaware limited liability company;

•	Red River Field Services, L.L.C., an Oklahoma limited liability company;

•	Petrohawk Properties, LP, a Texas limited partnership;

•	Winwell Resources, Inc., a Louisiana corporation;

•	WSF, Inc., a Louisiana corporation; and
(b) each other Material Domestic Subsidiary or other Domestic Subsidiary that guarantees the Indebtedness pursuant to Section 8.14(b).”
     (f) Incremental Loans and Incremental Lenders. The definitions of “Incremental Commitment”, “Incremental Lender” and “Incremental Loans” are hereby added where alphabetically appropriate, which definitions read in their entirety as follows:
“ ‘Incremental Commitment’ means, as to any Incremental Lender, the obligation of such Incremental Lender to make an Incremental Loan to the Borrower in a principal amount equal to the amount set forth opposite such Incremental Lender’s name on Annex I-A. The aggregate amount of the Incremental Commitments is $75,000,000 as of the Second Amendment Effective Date.”
“ ‘Incremental Lender’ means any Lender that has agreed to make an Incremental Loan in an amount equal to such Incremental Lender’s Incremental Commitment.”
“ ‘Incremental Loan’ means a term Loan made on the Second Amendment Effective Date by an Incremental Lender pursuant to the second paragraph of Section 2.01.”
     (g) Senior Revolving Credit Agreement. The definition of “Senior Revolving Credit Agreement” is hereby amended and restated in its entirety to read as follows:
“ ‘Senior Revolving Credit Agreement’ means that certain Amended and Restated Senior Revolving Credit Agreement as amended and restated on the Effective Date and subsequently amended, among the Borrower, BNP Paribas, as administrative agent for the revolving lenders party thereto and the other agents and revolving lenders from time to time parties thereto and any “Loan Documents” (as defined therein) executed in connection therewith, in each case, as hereafter amended or supplemented from time to time, subject to Section 9.03(e) and Section 9.02(i).”
     (h) Stock Purchase Agreement. The definition of “Stock Purchase Agreement” is hereby added where alphabetically appropriate, which definition reads in its entirety as follows:
“ ‘Stock Purchase Agreement’ means that certain Stock Purchase Agreement dated as of December 14, 2005 among Winwell, the shareholders of Winwell and the Borrower.”
     (i) Total Reserve Value. The definition of “Total Reserve Value” is hereby amended and restated in its entirety to read as follows:

“ ‘Total Reserve Value’ means at any time the PV attributable to Proved Reserves as most recently determined and certified to the Lenders in accordance with Section 2.08, as the same may be adjusted from time to time pursuant to Section 8.13(b) or Section 9.13(e) and further adjusted, if necessary, to exclude a portion of reserves other than Proved Developed Producing Reserves such that not less than 70% of Total Reserve Value is attributable to the PV of Proved Developed Producing Reserves.”
     (j) Winwell. The definition of “Winwell” is hereby added where alphabetically appropriate, which definition reads in its entirety as follows:
“ ‘Winwell’ means Winwell Resources, Inc., a Louisiana corporation.”
     (k) Winwell Acquisition. The definition of “Winwell Acquisition” is hereby added where alphabetically appropriate, which definition reads in its entirety as follows:
“ ‘Winwell Acquisition’ means the transaction whereby the Borrower will purchase all of the issued and outstanding capital stock of Winwell pursuant to the Stock Purchase Agreement.”
     (l) Winwell Properties. The definition of “Winwell Properties” is hereby added where alphabetically appropriate, which definition reads in its entirety as follows:
“ ‘Winwell Properties’ means the Oil and Gas Properties acquired by the Borrower or its Subsidiaries as a result of the Winwell Acquisition.”
     2.2 Amendment to Section 2.01. Section 2.01 is hereby amended and restated in its entirety as follows:
     “Section 2.01 Term Loans. On the Second Amendment Effective Date, each Incremental Lender severally agrees, on the terms and conditions hereof, to make an Incremental Loan to the Borrower in an amount equal to such Incremental Lender’s Incremental Commitment. The Commitments are not revolving in nature, and amounts repaid or prepaid may not be reborrowed under any circumstance.”
     2.3 Amendment to Section 2.04(a). Section 2.04(a) is hereby amended by deleting the number $200,000,000 in clause (a)(ii) thereof and inserting the number $300,000,000 in lieu thereof.
     2.4 Amendment to Section 3.04(a)(ii). Section 3.04(a)(ii) is hereby amended by substituting the word “first” for the word “second”.
     2.5 Amendment Section 7.22. Section 7.22 is hereby amended and restated in its entirety as follows:

     “Section 7.22 Use of Proceeds. The proceeds of the Loans shall be used to provide working capital for exploration and production operations, to provide funding in connection with the acquisition of additional Oil and Gas Properties, subject to Section 9.05, to provide funding in connection with the acquisition of Equity Interests in Persons owning Oil and Gas Properties and for general corporate purposes. The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.”
     2.6 Amendment to Section 9.02(i). Section 9.02(i) is hereby amended and restated in its entirety as follows:
     “(i) Debt now or hereafter outstanding under the Senior Revolving Credit Agreement (and any guaranties thereof by the Guarantors), provided that (A) the aggregate principal amount of the Senior Revolving Credit Agreement shall not exceed $600,000,000, (B) no part of the Debt for principal owing under the Senior Revolving Credit Agreement is subordinated in right or payment to any other Debt for principal owing under the Senior Revolving Credit Agreement, and (C) at the time each such item of Debt is incurred (1) the aggregate amount thereof does not exceed the Borrowing Base then in effect under the Senior Revolving Credit Agreement (or, if such “Borrowing Base” ever ceases to exist or diverges materially from a conventional commercial bank borrowing base, does not exceed a conventional commercial bank borrowing base), and (2) after giving effect to the incurrence of such Debt, no Default or Event of Default then exists under Section 9.01.”
     2.7 Amendment to Section 9.04(a). Section 9.04(a) is hereby amended to delete the word “and” before clause (vi) and to delete the “.” at the end of clause (vi) and insert in lieu thereof the following:
     “and (vii) the Borrower may acquire up to 3,322,441 shares of its common stock from EnCap Investments, L.P. and its Affiliates with the Net Cash Proceeds of the substantially concurrent sale of shares of its common Equity Interests, provided that the aggregate consideration paid for all acquisitions under this clause (vii) shall not exceed an amount equal to such Net Cash Proceeds less $100,000,000.”
     2.8 Amendment to Annex I. Annex I is hereby amended to add the Incremental Commitments as set forth in the attached Annex I-A.
     2.9 Amendment to Exhibit F-1. Exhibit F-1 is hereby amended to add as Security Instruments the documents set forth in the attached exhibit.
     2.10 Amendment to Schedule 7.15. Schedule 7.15 is hereby amended and restated in its entirety as set forth in the attached schedule.
     Section 3. Annex II. Annex II is hereby amended as follows:

     3.1 Defined Terms. Section 1.17 is hereby amended by amending or adding the following defined terms:
     (a) Senior Indebtedness. The definition of Senior Indebtedness is hereby amended and restated in its entirety to read as follows:
     “ ‘Senior Indebtedness’ means and includes (a) all principal indebtedness for loans now outstanding or hereafter incurred, and all letter of credit reimbursement obligations now existing or hereafter arising, under the Senior Revolving Credit Agreement, provided that the aggregate outstanding principal amount of Senior Indebtedness under this clause (a) shall not exceed $600,000,000 at any time, and provided further, that if the aggregate principal amount of Senior Indebtedness (constituting principal and letter of credit reimbursement obligations) shall exceed $600,000,000, then the subordination of the Term Notes, if any, as contemplated by Annex II to the Senior Indebtedness of $600,000,000 or less shall not be impaired, (b) all amounts now or hereafter owing to any of the Senior Revolving Lenders or any of their Affiliates under any Eligible Swap Agreement, (c) all interest accruing on the Senior Indebtedness described in the preceding clauses (a) and (b), and (d) all other monetary obligations (whether now outstanding or hereafter incurred) for which the Borrower or any Guarantor is responsible or liable as obligor, guarantor or otherwise under or pursuant to any of the Senior Revolving Documents including, without limitation, all fees, penalties, yield protections, breakage costs, damages, indemnification obligations, reimbursement obligations, and expenses (including, without limitation, fees and expenses of counsel to the Senior Indebtedness Representative and the Senior Revolving Lenders) together with interest on the foregoing to the extent provided for in the Senior Revolving Documents. The interest described in the preceding clause (c) and the premiums and penalties described in the preceding clause (d) include, without limitation, all interest accruing after the commencement of any Insolvency Proceeding under the terms of the Senior Revolving Documents whether or not such interest constitutes an allowed claim in any such Insolvency Proceeding.”
     (b) Senior Revolving Credit Agreement. The definition of Senior Revolving Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “ ‘Senior Revolving Credit Agreement’ means that certain Amended and Restated Senior Revolving Credit Agreement as amended and restated on July 28, 2005 and subsequently amended by that certain First Amendment to Amended and Restated Senior Revolving Credit Agreement and that certain Second Amendment to Amended and Restated Senior Revolving Credit Agreement, among the Borrower, BNP Paribas, as administrative agent and the financial institutions listed therein from time to time as Senior Revolving Lenders, as from time to time renewed, extended, amended, supplemented, or restated, and any agreements representing the refinancing, replacement, or substitution in whole or in part of the revolving credit loans and letter of credit liabilities made or incurred under such Senior Revolving Credit Agreement.”
     (c) Term Loan Agreement. The definition of Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

     “ ‘Term Loan Agreement’ means that certain Amended and Restated Second Lien Term Loan Agreement dated as of the July 28, 2005 and subsequently amended by that certain First Amendment to Amended and Restated Second Lien Term Loan Agreement and the Second Amendment, among the Borrower, BNP Paribas, as administrative agent and the financial institutions listed therein from time to time as Term Lenders, as from time to time renewed, extended, amended, supplemented, or restated, and any agreements representing the refinancing, replacement, or substitution in whole or in part of the loans made or incurred under such Term Loan Agreement.”
     Section 4. Waivers and Consents.
     4.1 Winwell Acquisition. The Borrower has informed the Administrative Agent and the Lenders of the Borrower’s intent to acquire Winwell pursuant to the Stock Purchase Agreement. The Borrower has further informed the Administrative Agent and the Lenders that the Winwell Acquisition will violate Section 9.05. The Borrower has requested that the Lenders waive, and the Lenders do hereby waive, the prohibition contained in Section 9.05 that the Borrower not, and will not permit any Restricted Subsidiary to, make or permit to remain outstanding any Investments in or to any Person. Except as expressly waived herein, all covenants, obligations and agreements of the Borrower and the Guarantors contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms.
     4.2 Senior Revolving Credit Agreement. The Borrower has requested that the Maximum Credit Amounts under the Senior Revolving Credit Agreement be increased to $600,000,000.00. The Lenders hereby approve the increase in the Maximum Credit Amounts under the Senior Revolving Credit Agreement as evidenced by amending the definition of “Senior Indebtedness” in Annex II.
     4.3 Asset Purchase Agreement and Stock Purchase Agreement.
     (a) The copies of the Asset Purchase Agreement and the Stock Purchase Agreement delivered by the Borrower to the Administrative Agent are true, accurate and complete and have not been amended or modified in any manner, other than pursuant to amendments or modifications previously delivered to the Administrative Agent. No party to any such document is in default in respect of any material term or obligation thereunder.
     (b) In the event that after the Effective Date: any matter being disputed in accordance with the terms of the Asset Purchase Agreement or the Stock Purchase Agreement is resolved, the purchase price is adjusted by an amount greater than $750,000 or the Borrower and the seller(s) calculate and agree upon the “final adjustment statement” or “closing adjustment statement” as contemplated thereby, then, in each such case, the Borrower shall promptly give the Administrative Agent notice in reasonable detail of such circumstances.
     (c) The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or supplement either the Asset Purchase Agreement or the Stock Purchase Agreement if the effect thereof could reasonably be expected to have a Material Adverse Effect (and provided that the Borrower promptly furnishes to the Administrative Agent a copy of such amendment, modification or supplement).
     Section 5. Conditions Precedent. The effectiveness of this Second Amendment and the obligations of the Incremental Lenders to make the Incremental Loans is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 5, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:
     5.1 The Administrative Agent, the Arranger and the Lenders shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, including an amendment fee to each Existing Lender which approves this Second Amendment prior to the close of business in Houston, Texas on January 27, 2006 equal to 0.25% of the principal amount of its outstanding Loan as of the day immediately preceding the Second Amendment Effective Date.
     5.2 The Administrative Agent shall have received multiple counterparts of this Second Amendment as requested from each Lender and the Borrower.
     5.3 The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors or other authorized body with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party, to enter into the transactions contemplated in those documents and to effectuate any corporate restructuring, (ii) the officers of the Borrower or such Guarantor (y) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Second Amendment, the Loan Documents to which it is a party and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) that, if delivered in connection with the Credit Agreement, that there have been no changes to the articles or certificate of incorporation and bylaws (or other organizational documents) of the Borrower and such Guarantor since such date, or if not delivered, such documents, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.
     5.4 The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.
     5.5 The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D of the Credit Agreement, duly and properly executed by a Responsible Officer and dated as of the date of the Second Amendment Effective Date.

     5.6 The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower shall be contemporaneously closing an amendment to the Senior Revolving Credit Agreement pursuant to which the Borrower shall have not a Borrowing Base of not less than $400,000,000. The structure, terms, conditions and documentation, including execution and delivery of appropriate inter-creditor and/or subordination documentation for each of the foregoing shall be reasonably satisfactory to the Administrative Agent.
     5.7 The Administrative Agent shall have received duly executed Notes payable to the order of each Incremental Lender in an amount equal to its Incremental Commitment.
     5.8 The Administrative Agent shall be reasonably satisfied that the Security Instruments, including Mortgages, Assumptions and Supplements to the Guaranty Agreement and the other Security Instruments described in Exhibit F-1 create perfected second priority Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on all of the Property constituting collateral for the Senior Revolving Credit Agreement.
     5.9 The Administrative Agent shall have received title information as they may reasonably require setting forth the status of title to at least 80% of the total value of the Acquisition Properties and the Winwell Properties, including copies of the releases of any Liens of the sellers on the Acquisition Properties and the Winwell Properties and UCC and other Lien searches related to the sellers and the Acquisition Properties and the Winwell Properties.
     5.10 The Administrative Agent shall have received a bailee letter from the collateral agent under the Senior Revolving Credit Agreement acknowledging that it has received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of Winwell and WSF, Inc., and that it holds such certificates as agent or bailee for purposes of perfecting the Liens on such Equity Interests by “control”.
     5.11 The Administrative Agent shall be reasonably satisfied with the environmental condition of the Acquisition Properties and the Winwell Properties.
     5.12 The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals necessary to consummate the transactions contemplated hereby, including a consent of the revolving lenders under the Senior Revolving Credit Agreement for the Borrower and the Guarantors to incur the Incremental Loans, and contemplated by the Asset Purchase Agreement and the Winwell Acquisition.
     5.13 The Administrative Agent shall have received audited Consolidated Financial Statements of Winwell Resources, Inc. for the Years Ended June 30, 2005 and 2004.
     5.14 The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that: (i) the Borrower is concurrently consummating the

Winwell Acquisition in accordance with the terms of the Stock Purchase Agreement (with all of the material conditions thereto having been satisfied in all material respects by the parties thereto), (ii) the Borrower is concurrently consummating the Asset Purchase Agreement in accordance with its terms (with all of the material conditions thereto having been satisfied in all material respects by the parties thereto), and (iii) that attached thereto is a schedule setting forth the final purchase price for the Properties subject thereof after giving effect to all adjustments as of the closing date contemplated by therein and specifying, by category, the amount of such adjustment.
     5.15 The Administrative Agent shall have received a copy, certified by a Responsible Officer as true and complete, of (i) the Stock Purchase Agreement and (ii) Asset Purchase Agreement (both of which, together with all amendments, if any), the terms and conditions of which shall be reasonably acceptable to the Administrative Agent.
     5.16 The Administrative Agent shall have received an opinion of (i) Hinkle Elkouri Law Firm L.L.C., special counsel to the Borrower, substantially in the form of Exhibit E-1 to the Credit Agreement, and (ii) local counsel in each of the following states: Texas, Oklahoma, New Mexico and Louisiana, and any other jurisdictions requested by the Administrative Agent, substantially in the form of Exhibit E-2 to the Credit Agreement.
     5.17 The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.13 of the Credit Agreement.
     5.18 The Administrative Agent shall have received a certificate calculating the Total Reserve Value as of the Second Amendment Effective Date after giving effect to the transactions contemplated by the Asset Purchase Agreement and the Stock Purchase Agreement and reflecting Total Debt as of such date, which certificate shall further demonstrate compliance with Section 9.01(a).
     5.19 The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.
     5.20 No Default or Event of Default shall have occurred and be continuing as of the Second Amendment Effective Date.
     The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
     Section 6. Representations and Warranties; Etc. The Borrower and each Guarantor hereby affirms: (a) that as of the date of execution and delivery of this Second Amendment, , and after giving effect to the transactions contemplated hereby and by the Asset Purchase Agreement and the Stock Purchase Agreement, all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects as though made on and as of the Second Amendment Effective Date (unless made as of a specific earlier date, in which case, was true as of such date); and (b) that after giving effect to this Second Amendment and to the transactions contemplated hereby, including the transactions contemplated by the Asset Purchase Agreement and the Stock Purchase Agreement, no Defaults exist under the Loan Documents or will exist under the Loan Documents.
     Section 7. Miscellaneous.
     7.1 Confirmation. The provisions of the Credit Agreement (as amended by this Second Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Second Amendment.
     7.2 Ratification and Affirmation of Borrower and Guarantors. The Borrower and Guarantors hereby expressly (i) acknowledge the terms of this Second Amendment, (ii) ratify and affirm their obligations under the Loan Documents to which they are a party, (iii) acknowledge, renew and extend their continued liabilities under the Guarantee Agreement and the other Security Instruments to which they are a party and agree that their guarantee under the Guarantee Agreement and the other Security Instruments to which they are a party remains in full force and effect with respect to the Indebtedness as amended hereby.
     7.3 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     7.4 No Oral Agreement. This written Second Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
     7.5 Governing Law. This Second Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed effective as of the date first written above.

BORROWER:	PETROHAWK ENERGY CORPORATION

	By:	/s/ Floyd C. Wilson

Floyd C. Wilson
President and Chief Executive Officer

Second Amendment – Amended and Restated Second Lien Term Loan Agreement
Signature Page — 1

GUARANTORS:		PETROHAWK OPERATING COMPANY

P-H ENERGY, LLC
By: PETROHAWK ENERGY
CORPORATION
Its Sole Member

RED RIVER FIELD SERVICES, L.L.C.
By: PETROHAWK ENERGY CORPORATION
Its Sole Member

PETROHAWK PROPERTIES, LP
By: P-H ENERGY, LLC
Its General Partner

WINWELL RESOURCES, INC.

WSF, INC.

	By:	/s/ Floyd C. Wilson

Floyd C. Wilson
President and Chief Executive Officer

Second Amendment – Amended and Restated Second Lien Term Loan Agreement
Signature Page — 2

PETROHAWK HOLDINGS, LLC

By:	/s/ Connie D. Tatum

Connie D. Tatum
President

Second Amendment – Amended and Restated Second Lien Term Loan Agreement
Signature Page — 3

ADMINISTRATIVE AGENT:	BNP PARIBAS,
as Administrative Agent

	By:	/s/ Greg Smothers

Name: Greg Smothers Title: Vice President

	By:	/s/ Polly Schott

Name: Polly Schott Title: Vice President

Second Amendment – Amended and Restated Second Lien Term Loan Agreement
Signature Page — 4

INCREMENTAL	BNP PARIBAS
LENDER:

	By:	/s/ Greg Smothers

Name: Greg Smothers Title: Vice President

	By:	/s/ Polly Schott

Name: Polly Schott Title: Vice President

Second Amendment – Amended and Restated Second Lien Term Loan Agreement
Signature Page — 5

ANNEX I-A
INCREMENTAL COMMITMENT

Name of Lender	Incremental
Commitment

BNP Paribas	$75,000,000.00